UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2016

HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

(843) 756-6333

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Registered Securities.

Item 8.01. Other Events.

Stock Purchase Agreement with Certain Institutional and Accredited Investors

On March 2, 2016, HCSB Financial Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Castle Creek Capital Partners VI, L.P. (“Castle Creek”) and certain other institutional and accredited investors (collectively, the “Investors”), pursuant to which the Company expects to raise a total of $45 million in a private placement transaction and to issue shares of the Company’s common stock, par value $0.01 per share, at a purchase price of $0.10 per share (the “Common Stock”), and shares of a new series of convertible perpetual non-voting preferred stock, Series A, par value $0.01 per share, at a purchase price of $10.00 per share (the “Series A preferred stock”). The Stock Purchase Agreement contains representations, warranties, and covenants of the Company and the Investors that are customary in private placement transactions and is subject to customary closing conditions, including receipt of necessary regulatory approvals or nonobjections for the repurchase or redemption of the Series T preferred stock, trust preferred securities, and subordinated debt notes in each of the transactions described below.

The Company intends to use the net proceeds of the private placement transaction to repurchase the Company’s outstanding Series T preferred stock, trust preferred securities, and subordinated debt notes, as described below, and to recapitalize the Company’s wholly-owned bank subsidiary, Horry County State Bank (the “Bank”), to support its operations and increase its capital ratios to meet the higher minimum capital ratios required under the terms of the consent order between the Bank, the FDIC, and the South Carolina Board of Financial Institutions.

Pursuant to the terms of the Stock Purchase Agreement, prior to closing, the Company and the Investors will enter into a registration rights agreement under which the Company will agree to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the Common Stock, the Series A Preferred Stock, and the shares of common stock and non-voting common stock into which the Series A Preferred Stock will be convertible. The Company is obligated to file the registration statement no later than the first anniversary after the closing of the private placement transaction.

In addition, pursuant to the terms of the Stock Purchase Agreement, prior to closing, Castle Creek will, and one or more other investors may, enter into side letter agreements with the Company. Under the terms of these side letter agreements, (i) Castle Creek will, and one or more other investors may, be entitled to have one representative appointed to the Company’s board of directors and (ii) and one or more other investors may be entitled to have one representative attend all meetings of the Company’s board of directors as a nonvoting observer, in each case for so long as the Investor, together with its respective affiliates, owns, in the aggregate, 5% or more of all of the outstanding shares of the Company’s common stock (or, with respect to Castle Creek, 50% or more of their respective purchased shares). In addition, the Company agreed to reimburse Castle Creek’s legal fees incurred in connection with its participation in the private placement transaction.

The rights, preferences, and privileges of the Series A preferred stock will be set forth in Articles of Amendment to the Company’s Articles of Incorporation, which the Company intends to file with the Secretary of State of South Carolina prior to the closing of the private placement transaction. The Series A preferred stock will have the following terms:

•         Dividends: Holders of the Series A preferred stock will be entitled to receive dividends when, as, and if declared by the Company’s board of directors, in the same per share amount as paid on the number of shares of common stock with respect to the number of shares of common stock into which the shares of Series A preferred stock would be converted in accordance with the Articles of Amendment, and no dividends would be payable on the common stock unless a dividend identical to that paid on the common stock is payable at the same time on the Series A preferred stock on an as-converted basis.

•         Conversion: Each share of Series A preferred stock will automatically convert into one hundred shares of non-voting common stock effective as of the close of business on the date that the Company obtains shareholder approval for and files an amendment to the Articles of Incorporation to authorize a class of non-voting common stock. Unless the shares of Series A preferred stock have previously been converted into shares of non-voting common stock as described above, each share of Series A preferred stock will automatically convert into one hundred shares of voting common stock upon a “Permissible Transfer” of such shares of Series A preferred stock to a non-affiliate of such holder or may be converted into one hundred shares of voting common stock at any time, provided that upon such conversion, the holder and its affiliates will not own more than 9.9% of the Company’s voting securities. A “Permissible Transfer” is a transfer by the holder of Series A preferred stock (i) to the Company; (ii) in a widely distributed public offering of voting common stock or Series A preferred stock; (iii) that is part of an offering that is not a widely distributed public offering of voting common stock or Series A preferred stock but is one in which no one transferee acquires the rights to receive 2% or more of any class of voting securities; (iv) that is part of a transfer of voting common stock or Series A preferred stock to an underwriter for the purpose of conducting a widely distributed public offering; (v) to a transferee that controls more than 50% of the voting securities of the Company without giving effect to such transfer; or (vi) that is part of a transaction approved by the Board of Governors of the Federal Reserve System.

•         Priority: The Series A preferred stock will rank, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company: (i) junior to the Company’s Series T preferred stock, and (ii) pari passu with the common stock pro rata on an as-converted basis.

•         Voting: Holders of Series A preferred stock will have no voting rights except as may be required by law. If the holders of Series A preferred stock are entitled by law to vote as a single class with the holders of outstanding shares of common stock, each share of Series A preferred stock shall be entitled to a number of votes equal to the number of shares of common stock into which such share is convertible.

•         Preemptive Rights: Holders of Series A preferred stock will have no preemptive rights, except for any such rights that may be granted by way of separate contract or agreement to one or more holders of Series A preferred stock.

•         Redemption: The Series A preferred stock will not be redeemable by either the Company or by the holder.

Securities Purchase Agreement with the United States Department of the Treasury

On February 29, 2016, the Company entered into a Securities Purchase Agreement (the “TARP Agreement”) with the U.S. Treasury, pursuant to which the Company will repurchase all 12,895 shares of its outstanding fixed rate cumulative perpetual preferred stock, series T (the “Series T preferred stock”), which had originally been issued to the U.S. Treasury under the TARP Capital Purchase Program. The Company will pay $128,950, plus reimbursement of attorneys’ fees and other expenses incurred by the U.S. Treasury not to exceed $25,000, to repurchase the shares of Series T preferred stock. The U.S. Treasury also agreed to waive any and all unpaid dividends on the Series T preferred stock and to cancel its warrant to purchase 91,714 shares of the Company’s common stock, which had an exercise price of $21.09 per share. The TARP Agreement contains customary representations and warranties of the Company and is subject to closing conditions, including closing of the Company’s private offering of $45 million in new capital and regulatory approval of the transaction. The TARP Agreement may be terminated by mutual agreement of the Company and the U.S. Treasury and may also be terminated by either party in the event that the transaction does not close on or before April 15, 2016. The Company anticipates that the closing of this repurchase will occur immediately following the closing of the private placement transaction.

A copy of the TARP Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The description of this agreement is qualified in its entirety by reference to the full text of the TARP Agreement.

Securities Purchase Agreement with the Alesco Preferred Funding VI LTD

On February 29, 2016, the Company entered into a Securities Purchase Agreement (the “TruPs Agreement”) with Alesco Preferred Funding VI LTD (“Alesco”), pursuant to which the Company will repurchase all of its floating rate trust preferred securities issued through its subsidiary, HCSB Financial Trust I, for an aggregate cash payment of $600,000, plus reimbursement of attorneys’ fees and other expenses incurred by Alesco not to exceed $25,000. Alesco also agreed to forgive any and all unpaid interest on the trust preferred securities. The TruPs Agreement contains customary representations and warranties of the Company and is subject to closing conditions, including regulatory approval of the transaction. Alesco has the right, but not the obligation, to terminate the TruPs Agreement in the event that any closing condition is not satisfied within 45 days of the date of the TruPs Agreement. The Company anticipates that the closing of this repurchase will occur immediately following the closing of the private placement transaction.

A copy of the TruPs Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference. The description of this agreement is qualified in its entirety by reference to the full text of the TruPs Agreement.

Each of these transactions is subject to regulatory approval, and there can be no assurance that the Company will obtain these approvals or complete the private placement transaction, the repurchase of the Series T preferred stock, or the repurchase of the trust preferred securities.

Final Approval of the Class Action Settlement Agreement with the Subordinated Debt Holders

On March 2, 2016, the Court of Common Pleas for the Fifteenth Judicial District, State of South Carolina, County of Horry (the “Court”) entered a Final Order of Approval (the “Final Approval Order”) approving the class action settlement agreement (the “Settlement Agreement”) between the Company, the Bank, James R. Clarkson, Glenn Raymond Bullard, Ron Lee Paige, Sr., and Edward Lewis Loehr, Jr., the President and Chief Executive Officer, former Senior Executive Vice President, Executive Vice President, and Chief Financial Officer of the Company and the Bank, respectively (collectively, the “Defendants”) and Jan W. Snyder, Acey H. Livingston, and Mark Josephs, on behalf of themselves and as representatives of a class of similarly situated purchasers of the Company’s subordinated debt notes (collectively, the “Plaintiffs”) (Case No. 2014-CP-26-00204). The Plaintiffs had previously filed an action seeking an unspecified amount of damages resulting from alleged wrongful conduct associated with purchases of the Company’s subordinated debt notes, including fraud, violation of state securities statutes, and negligence. The Defendants entered into the Settlement Agreement solely to avoid future inconvenience and protracted, costly litigation and to help facilitate the recapitalization of the Bank. The Settlement Agreement does not constitute a concession or admission of wrongdoing or liability by the Defendants.

The Company will establish a settlement fund of approximately $2.4 million, which represents 20% of the principal of subordinated debt notes issued by the Company, and class members will be entitled to receive 20% of their notes, which will be paid from the settlement fund. In exchange, class members will grant the Defendants a full and complete release of all claims that were asserted or could have been asserted in the class action lawsuit. The Company will also separately pay the approved attorneys’ fees, costs, and expenses of class counsel up to an aggregate of $250,000.

With the execution of the Stock Purchase Agreement, the TARP Agreement, and the TruPs Agreement, the Company has satisfied the three conditions that had to be satisfied prior to the final hearing by the Court to approve the Settlement Agreement. The Company must still receive the necessary regulatory approvals or nonobjections before any payments may be made from the settlement fund. Assuming these regulatory approvals or nonobjections are received, the Company anticipates that it will fund the settlement fund promptly following the closing of the private placement transaction.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the comprehensive recapitalization of the Company and the Bank, on March 3, 2016, the board of directors of the Company announced that it has agreed to appoint Jan H. Hollar as the chief executive officer and a director of the Company and the Bank, effective as of the closing of the private placement transaction. In conjunction with Ms. Hollar’s appointment, James R. Clarkson has announced that he will retire as the Company’s and the Bank’s president and chief executive officer at the closing. The board of directors also announced that W. Jack McElveen, Jr., has been appointed as the Bank’s chief credit officer, effective as of February 26, 2016.

Appointment of Jan H. Hollar as the New Chief Executive Officer

Ms. Hollar brings extensive banking expertise to the Company and the Bank from her 37 years of experience in the financial services industry. She has been working with the Bank and the Company as a consultant, on a part-time basis since September 2014, and on a full-time basis since November 2015. During her career, Ms. Hollar has worked mainly with regional and community banks in the Carolinas, and she has gained experience in evaluating corporate strategic decisions, structuring a bank’s balance sheet, addressing significant regulatory compliance issues, managing employees with varied skills and development, as well as developing and implementing corporate-wide processes and programs, and designing, hiring and training of many banking professionals, among other things. Most notably, Ms. Hollar served as executive vice president and chief financial officer of Yadkin Financial Corporation and Yadkin Bank in Statesville, North Carolina (together, “Yadkin”), from September 2009 until July 2014, when Yadkin merged with VantageSouth Bancshares, Inc. and Piedmont Community Bank Holdings, Inc. Ms. Hollar had been hired by Yadkin in 2009 as part of the executive management team that was brought in to address the challenges facing Yadkin as a result of the Great Recession. Yadkin’s management team engineered a significant turn-around in Yadkin’s operations and executed a number of key strategic measures to position the company and the bank for future growth, including raising a significant amount of capital from institutional investors, redeeming or exchanging all of Yadkin’s outstanding TARP preferred stock, and cleaning up the balance sheet through the disposition of troubled assets. The board of directors believes that Ms. Hollar’s experience with the turnaround at Yadkin makes her well qualified to lead the recapitalized Company and Bank.

On February 29, 2016, the Company and the Bank entered into an employment agreement, which will become effective upon the closing of the private placement transaction, pursuant to which Ms. Hollar will serve as the chief executive officer of the Company and the Bank. The employment agreement is initially for a term of three years and will thereafter be automatically extended for additional terms of one year unless either party delivers a notice of termination at least 90 days prior to the end of the term.

Under the terms of her employment agreement, Ms. Hollar will be entitled to an annual base salary of $225,000 per year, and the board of directors of the Company (or an appropriate committee thereof) will review Ms. Hollar’s base salary at least annually for adjustment based on her performance. Ms. Hollar will be eligible to receive an annual cash bonus of up to 20% of her annual base salary if she achieves certain performance levels established from time to time by the board of directors, and she will be eligible to participate in the Company’s long-term equity incentive program and for the grant of stock options, restricted stock, and other awards thereunder or under any similar plan adopted by the Company.  Following the closing of the private placement transaction, the board of directors anticipates adopting an appropriate equity incentive plan in which the Company’s and the Bank’s employees will be eligible to participate and granting to Ms. Hollar significant to-be-determined equity awards under such plan. Additionally, Ms. Hollar will participate in the Company’s retirement, welfare, and other benefit programs and be entitled to reimbursement for travel and business expenses, as well as a monthly automobile allowance.

On February 5, 2016, the Bank received the necessary nonobjection from the FDIC for Ms. Hollar to serve as the chief executive officer and a director of the Bank. On February 23, 2016, the Company received the necessary nonobjection from the Federal Reserve Bank of Richmond for Ms. Hollar to serve as the chief executive officer and a director of the Company.

A copy of Ms. Hollar’s employment agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference. The description of this agreement is qualified in its entirety by reference to the full text of the employment agreement.

Retirement of James R. Clarkson as the President and Chief Executive Officer

Having served as our President and Chief Executive Officer for the past 29 years, the board of directors believes that Mr. Clarkson has significant and valuable institutional knowledge of the Company, the Bank, and the Bank’s customers and employees and believes his continued assistance and support will be very important to the success of the post-recapitalization Company and Bank. Accordingly, on February 29, 2016, the Company and the Bank entered into a consulting and noncompete agreement (the “Consulting Agreement”) with Mr. Clarkson, which will become effective upon the closing of the private placement transaction and the receipt of all necessary regulatory approvals or nonobjections, pursuant to which he will serve as an consultant to the board of directors and the management team with respect to various aspects of the Company’s and the Bank’s business. The Consulting Agreement will continue until the earlier of: (i) the third anniversary of the effective date of the Consulting Agreement; (ii) Mr. Clarkson’s death; (iii) the disability of Mr. Clarkson for a period of 90 consecutive days; (iv) Mr. Clarkson’s termination of the Consulting Agreement prior to the first anniversary thereof due to the Company’s and the Bank’s failure to make payments to him thereunder, following expiration of a 30 day cure period and provided that Mr. Clarkson is not in breach of the restrictive covenants in the Consulting Agreement; or (v) Mr. Clarkson’s termination of the Consulting Agreement at any time following the first anniversary thereof upon two weeks’ prior written notice.

Under the Consulting Agreement, Mr. Clarkson will be entitled to a monthly consulting fee of $9,121.50, as well as for reimbursement of all reasonable business expenses. Mr. Clarkson’s Consulting Agreement also provides that during the Restricted Period (as defined below), he may not (i) solicit customers of the Bank for a competing business, (ii) solicit employees of the Company or the Bank for employment with a competing business, or (iii) compete with the Company or the Bank within 30 miles from the main office or any branch office of the Bank. The “Restricted Period” means the time period of Mr. Clarkson’s engagement under the Consulting Agreement, except that the Restricted Period will be automatically extended by any length of time during which Mr. Clarkson is in breach of any of the restrictive covenants. As consideration for his agreement to comply with these restrictive covenants, Mr. Clarkson will be entitled to an additional monthly payment of $9,121.50 during the term of the restrictive covenants. The Consulting Agreement is subject to regulatory approval or nonobjection.

A copy of the Consulting Agreement is attached to this Current Report on Form 8-K as Exhibit 10.4 and incorporated herein by reference. The description of this agreement is qualified in its entirety by reference to the full text of the Consulting Agreement.

Appointment of Jack McElveen as Chief Credit Officer

On March 3, 2016, the board of directors of the Bank announced that it has appointed W. Jack McElveen, Jr. as the new chief credit officer of Bank, effective as of February 26, 2016.

McElveen brings extensive banking expertise to the Bank from his 30 years of experience in the financial services industry. During his career, Mr. McElveen has worked with both national and community banks in the Carolinas, and he has extensive operational experience covering all aspects of credit and administration services, including experience with managing a troubled bank’s loan portfolio and efficiently addressing a concentration of nonperforming assets. Most notably, Mr. McElveen previously served as chief credit officer of the $1.1B asset The Palmetto Bank in Greenville, South Carolina from July 2009 to August 2015, having been originally hired in 2009 as part of the executive management team that was brought in to address the significant challenges facing The Palmetto Bank as a result of the Great Recession. Palmetto’s credit team, led by Mr. McElveen, engineered a significant turn-around in its credit quality and executed a number of key strategic measures to position the company and the bank for future growth. In addition to his experience at The Palmetto Bank, Mr. McElveen has served as Director of Loan Review at Community Resource Bank in Columbia, South Carolina, and served as the Chief Credit Officer of Carolina National Bank in Columbia, South Carolina. The board of directors believes Mr. McElveen’s experience with the turnaround at The Palmetto Bank makes him well qualified to serve as the chief credit officer of the recapitalized Bank.

Item 8.01. Other Events.

On March 3, 2016, the Company issued a press release relating to the items described above in Items 1.01, 3.02 and 5.02.  A copy of the press release that discusses these matters is filed as Exhibit 99.1 to, and incorporated by reference in, this report.  The information in this Item 8.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Important Information

Certain investments discussed in this Current Report on Form 8-K involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933 and will be subject to the resale restrictions under that Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Company’s goals and expectations with respect to the private placement, the repurchase of the Series T preferred stock, trust preferred securities, and subordinated debt notes, the changes to its management team and board of directors, and the $3 million public offering, and (ii) statements preceded by, followed by, or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Company’s management team and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved. Additional factors that could cause other Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Securities Purchase Agreement between the U.S. Treasury and the Company, dated as of February 29, 2016

10.2	Securities Purchase Agreement between Alesco and the Company, dated as of February 29, 2016

10.3	Employment Agreement between the Company, the Bank, and Jan H. Hollar, dated as of February 29, 2016

10.4	Consulting and Noncompete Agreement between the Company, the Bank, and James R. Clarkson, dated as of February 29, 2016

99.1	Press Release, dated March 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: March 3, 2016	By:	/s/James R. Clarkson
	Name:	James R. Clarkson
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Securities Purchase Agreement between the U.S. Treasury and the Company, dated as of February 29, 2016

10.2	Securities Purchase Agreement between Alesco and the Company, dated as of February 29, 2016

10.3	Employment Agreement between the Company, the Bank, and Jan H. Hollar, dated as of February 29, 2016

10.4	Consulting and Noncompete Agreement between the Company, the Bank, and James R. Clarkson, dated as of February 29, 2016

99.1	Press Release, dated March 3, 2016